Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This SEPARATION AND GENERAL RELEASE AGREEMENT (the “Separation Agreement”) is made and entered into between POZEN Inc., a Delaware corporation (the “Company”) and John R. Plachetka (“Executive”).  Throughout the remainder of the Separation Agreement, the Company and Executive may be collectively referred to as “the parties.”

Executive is currently employed as Chairman, President and Chief Executive Officer under a Second Amended and Restated Executive Employment Agreement, dated March 14, 2006, as amended by the First Amendment to Second Amended and Restated Executive Employment Agreement, dated September 28, 2007 (collectively referred to as the “Employment Agreement”).  Executive is retiring and thereby resigning from all of his officer and director positions with the Company, and all of its affiliates, effective as of the date he executes this Separation Agreement, and from his employment on the 90th day thereafter.  The parties have negotiated the terms of Executive’s termination from employment and have agreed upon acceptable terms as described herein.

Executive represents that he has carefully read this entire Separation Agreement, understands its consequences, and voluntarily enters into it.

In consideration of the above and the mutual promises set forth below, the Executive and the Company agree as follows:

1.             SEPARATION.  Executive herby resigns from all of his officer positions and as a director with the Company and its subsidiaries and affiliates (i.e., Chairman, Director, President, Chief Executive Officer and Chief Scientific Officer), as of the date Executive executes this Separation Agreement (the “Signature Date”), and from his employment on the 90th day thereafter (the “Separation Date”).  Executive shall be paid his full compensation and participate in full benefits through the Separation Date.  Between the Signature Date and the Separation Date, Executive shall perform such special duties as assigned by the Company, but shall not have any authority to manage the affairs of the Company or otherwise take action on behalf of the Company.

2.             SEPARATION BENEFITS.  In consideration of the release (excluding the release of any claims under the Age Discrimination in Employment Act, as amended (“ADEA”)) and other promises contained herein, including the First Supplemental Release required under Section 9(b), and on condition that Executive fully comply with his obligations under this Separation Agreement, the Company agrees that:

(a)                Salary Continuation.  The Company shall pay to Executive the sum of One Million Two Hundred Fifty Six Thousand Eight Hundred and Six Dollars ($1,256,806) (less all applicable withholdings), to be paid in equal monthly installment payments on the fifth business day of each month over the twenty-four (24) month period measured from the second month following the month in which the Separation Date occurred, provided that such payments will be subject to delay under Section 19(d).

(b)                Reimbursement for Costs of Continued Health Benefits.  The Company shall reimburse Executive for the actual additional costs of continuation of Executive’s group health and dental insurance under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"), at the same level in which he participated as of the Separation Date, for the eighteen (18) month period following the Separation Date, provided that Executive shall bear full responsibility for applying for COBRA coverage, and nothing herein shall constitute a guarantee of COBRA continuation coverage or benefits or a guarantee of eligibility for health benefits.   Reimbursements under this Section 2(b) shall be made on a monthly basis beginning in the month after the First Supplemental General Release Agreement, required under Section 9(b), becomes effective and non-revocable.  Executive shall not be entitled to a cash payment or other benefit in lieu of the reimbursements provided for herein or for amounts in excess of the actual costs of premiums for the coverages hereunder.  Except for reimbursements under this Section 2(b), as of the Separation Date, Executive shall not be entitled to medical, dental, vision, life, disability, accidental death and dismemberment insurance benefits, or any other employee benefits, and shall not be a participant in the Company’s 401(k) Plan (the “401(k) Plan”) or any other plan of any type.  For the avoidance of doubt, Executive will not be eligible to contribute to his 401(k) plan from any payments received under this Separation Agreement after the Separation Date, except for his regular Base Salary paid through the Separation Date.  Nothing in this Agreement, however, shall be deemed to limit Executive’s continuation coverage rights under COBRA or Executive’s vested rights, if any, under the 401(k) Plan or any other Company plan, and the terms of those plans shall govern.

(c)                Bonus.  The Company shall pay to Executive the sum of Six Hundred Seventy Eight Thousand Three Hundred Fifty Dollars ($678,350) (less all applicable withholdings), which amount is equal to two (2) times the average of the annual bonus amounts actually paid to Executive over the previous two (2) years pursuant to Section 4(b) of the Employment Agreement.  The amounts shall be paid  to Executive in a lump sum within ninety (90) calendar days of the Separation Date; provided, however, that in no event shall such payment be made later than March 15 of the year following the year of Executive’s Separation Date.

(d)                Long Term Incentive Plan.  The Company shall pay to Executive the sum of Nine Hundred Twenty Thousand Eight Hundred Thirty Three Dollars ($920,833) (less all applicable withholdings), an amount equal to the sum of the Awards to which Executive would have been entitled to receive under Executive’s Long Term Incentive Cash Award Agreements, dated March 15, 2013, March 15, 2014 and December 31, 2014 2014 (collectively, the “LTIP Agreements”) had Executive remained employed by the Company  on March 15, 2016 and January 1, 2016.  Such amounts will be paid to Executive in a lump sum on the first business day following the expiration of the 409A Delay Period under Section 19(d).  All remaining Awards under the LTIP Agreements that would have been payable under the LTIP Agreements had Executive remained employed, amounting to Seven Hundred Eight Thousand Three Hundred Thirty Four Dollars ($708,334), shall be forfeited (collectively, the “Forfeited LTIP Awards”).

(e)                Equity Awards.  All equity awards previously granted to Executive under the 2000 Equity Compensation Plan, as amended, and the 2010 Omnibus Equity Compensation Plan, as amended (collectively, the “Equity Plans”) (including but not limited to restricted stock units, options to purchase stock, and other performance based equity awards) that are unvested as of the Separation Date shall be deemed fully vested as of the Separation Date, subject to Executive’s execution and non-revocation of the First Supplemental General Release Agreement required under Section 9(b) of this Separation Agreement. The exercise periods for all options to purchase stock previously granted to Executive under the Equity Plans shall be extended so that all such stock options are fully exercisable during the period beginning on the Separation Date and ending on the second  anniversary of the Separation Date or the date on which such options otherwise expire, whichever date is sooner.  In connection with Executive’s options, Executive shall be eligible to participate in a cashless exercise program that will include share withholding from Executive’s shares as necessary to cover Executive’s taxes and any applicable exercise price.  The Company and Executive will cooperate to help facilitate Executive’s sale of shares to cover his anticipated taxes, and Executive will advise the Company on the estimated number of shares Executive wishes to sell.  Except as specifically provided in this Section 2(e), all equity awards to Executive under the Equity Plans shall be subject to the terms of the Equity Plans and the related agreements between Executive and the Company, as applicable. In addition, if the Company institutes a program to re-purchase underwater options that is made generally available to Company executives, then Executive will be eligible to participate in such program in accordance with its terms notwithstanding his separation from service.

(f)                 Additional Payment.  The Company shall pay to Executive the sum of One Million Dollars ($1,000,000) (less all applicable withholdings), to be paid in a lump sum on the 90th day after the Separation Date, provided that the First Supplemental Release Agreement required under Section 9(b) of the Separation Agreement has become effective, but in no event shall it be paid after March 15, 2016.

(g)                Special Performance-Based Compensation Upon FDA Approval of YOSPRALA™.  In recognition of Executive’s efforts to secure approval from the U.S. Food and Drug Administration (the “FDA”) for YOSPRALA™:

i)            The Company shall grant to Executive as of the Separation Date, a nonqualified stock option award with a Date of Grant fair value of $1,000,000 (or as close as possible thereto without granting an option for fractional shares) using the Black-Scholes pricing model (the “Performance Options”).  The Performance Options shall have an exercise price equal to the Fair Market Value of a share of POZEN common stock on the Date of Grant; shall have an option term of ten (10) years from the Date of Grant; shall be fully vested but not exercisable as of the Date of Grant; and shall be subject to the terms of the Company’s 2010 Omnibus Equity Plan, as amended and, except with respect to the exercisability requirements provided herein, subject to the general terms of the Company’s standard stock option agreement that Executive will be required to execute as a condition of the grant.  Subject to Executive’s execution and non-revocation of the Second Supplemental General Release Agreement required by Section 9(c) of this Separation Agreement, the Performance Options shall only become exercisable as follows:  (aa) 100% of the Performance Options will become exercisable upon YOSPRALA™ approval by the FDA by December 31, 2015; (bb) 75% of the Performance Options shall become exercisable for such approval between January 1, 2016 and March 31, 2016 with 25% of the Performance Option automatically terminating on January 1, 2016 without ever becoming exercisable; or (cc) 50% of the Performance Options shall become exercisable for such approval between April 1, 2016 and June 30, 2016 with the remaining 25% of the Performance Option automatically terminating on April 1, 2016 without ever becoming exercisable.  For the avoidance of doubt, all of the Performance Options shall automatically terminate at 5:00 p.m. EDT on June 30, 2016 without ever becoming exercisable if FDA approval for YOSPRALA™ has not been obtained by said time.  Under no circumstances shall the exercisability of the Performance Options accelerate.

ii)            In addition, and subject to Executive’s execution and non-revocation of the Second Supplemental General Release Agreement required by Section 9(c) of this Separation Agreement:  (aa) if  YOSPRALA™ approval is obtained from the FDA by December 31, 2015, the Company shall pay Executive a cash bonus in an amount equal to Seven Hundred Eight Thousand Three Hundred Thirty Four Dollars ($708,334), which is an amount equal to 100% of the Forfeited LTIP Awards (described in Section 2(d) above); (bb) if  YOSPRALA™ approval is obtained between January 1, 2016 and March 31, 2016, the Company shall pay Executive a cash bonus in an amount equal to Five Hundred Thirty One Thousand Two Hundred Fifty Dollars ($531,250), which is an amount equal to 75% of the Forfeited LTIP Awards; or (cc) if YOSPRALA™ approval is obtained between April 1, 2016 and June 30, 2016, then the Company shall pay Executive a cash bonus in an amount equal to Three Hundred Fifty four Thousand One Hundred Sixty Seven Dollars ($354,167) , which is an amount equal to 50% of the Forfeited LTIP Awards.  Executive shall not be entitled to any payment under this Section 2(g)(ii) if YOSPRALA™ approval is not obtained from the FDA by 5:00 p.m. EDT on June 30, 2016.  Any amount that becomes payable to Executive under this Section 2(g)(ii), if any, shall be paid (less applicable withholdings, if any) in lump sum five (5) business days after the Second Supplemental General Release Agreement becomes effective, or thirty (30) following the date on which the FDA approves YOSPRALA™ , whichever date is later.

3.             SPECIAL BENEFITS FOR ADEA RELEASE.  In consideration of Executive’s agreement to, and non-revocation of, the ADEA Release (as described in Section 9(a)), and other promises contained herein, including the First Supplemental Release required under Section 9(b), and on condition that Executive fully comply with his obligations under this Separation Agreement, the Company agrees that it will pay Executive the sum of Five Hundred Thousand Dollars ($500,000) (less all applicable withholdings) in a lump sum on the 90th day after the Separation Date, provided that the First Supplemental Release Agreement required under Section 9(b) of the Separation Agreement has become effective, but in no event shall it be paid after March 15, 2016.

4.             VOTING AGREEMENT.   In consideration for the substantial benefits under this Separation Agreement, and the substantial consideration and benefits that Executive and his spouse  expect to receive as the result of a potential transaction being considered by the Company, Executive shall execute, and ensure that any others who are necessary to effect the intent of this Section 4, execute, the Voting Agreement substantially in the form attached as Exhibit A simultaneously with the execution of this Separation Agreement.

5.             EMPLOYMENT AGREEMENT.  Executive acknowledges and agrees that this Separation Agreement provides him with more benefits than those to which he would be entitled under the Employment Agreement, and Executive agrees that the Employment Agreement is hereby terminated, except that Executive acknowledges and agrees that Sections 8 (Non-Disclosure, Inventions and Non-Competition) and 9 (Indemnification) of the Employment Agreement shall survive such termination.  For the avoidance of doubt, Executive specifically acknowledges and agrees that he will continue to be bound by the terms of the Nondisclosure, Inventions and Non-Competition Agreement, dated July 25, 2001.

6.             COMPANY PROPERTY.  Within ten (10) days of the Signature Date, or if earlier as requested by the Company, Executive shall:  (i) deliver to the Company all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or confidential information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Company all Company property (including, but not limited to, keys, credit cards, computers, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Company customer or client or potential prospect to purchase some or all of the Company’s assets, or Company business or business methods, including all copies thereof) which is in his possession, custody or control; provided however, that Executive may keep the Company issued computer, cell phone and IPad, provided further that Executive must first submit them to Company IT to be cleansed of Company information; and (iii) fully cooperate with the Company in winding up his work and transferring that work to other individuals designated by the Company.

7.             COOPERATION.  Executive agrees that he will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relating to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive.  Executive further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section 7. The Company shall make reasonable efforts to minimize disruption of the Executive's other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation.

8.             ADEQUACY OF CONSIDERATION.  Executive acknowledges that the benefits available to him under this Separation Agreement are significant, are of greater value than the benefits to which he would be entitled to receive if he did not sign this Separation Agreement, and constitute adequate consideration for the releases of claims, under Sections 9 and 10 of this Separation Agreement, including the First and Second Supplemental General Release Agreements under Section 9(b) (to be executed on or within fifteen (5) days after the Separation Date) and 9(c) (to be executed on or within fifteen (5) days after the FDA has approved  YOSPRALA™).

9.             RELEASE.

(a)                CURRENT RELEASE.   In consideration of the benefits conferred by this SEPARATION AGREEMENT, EXECUTIVE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND ITS AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND ITS AND/OR THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EXECUTIVES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EXECUTIVE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE IN EACH CASE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS SEPARATION THEREFROM arising before the execution of this Separation Agreement by Executive, including but not limited to claims:  (i) for discrimination, harassment or retaliation arising under any federal, state or local laws, or the equivalent applicable laws of a foreign country, prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and the Older Worker Benefit Protection Act of 1990 (“OWBPA”) (collectively referred to herein as the “ADEA Release”)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave Act, as amended (FMLA), and similar federal, state, and local laws, or the applicable laws of any foreign country; (iii) under federal, state or local law, or the applicable laws of any foreign country, of any nature whatsoever, including but not limited to constitutional, statutory; and common law; (iv) under the Employment Agreement, and (v) for attorneys’ fees.  Executive specifically waives his right to bring or participate in any class or collective action against the Company.  Provided, however, that this release does not apply to claims by Executive:   (aa) for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (bb) for vested pension or retirement benefits including under the Company’s 401(k) plan; (cc) to continuation coverage under COBRA, or equivalent applicable law; (dd) to rights arising out of his ownership of stock or options in the Company or its affiliates; (ee) to rights that cannot lawfully be released by a private settlement agreement; or (ff) to enforce, or for a breach of, this Separation Agreement (the “Reserved Claims”).  For the purpose of implementing a full and complete release and discharge, Executive expressly acknowledges that this Separation Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Separation Agreement contemplated the extinguishment of any such claim or claims.

(b)                FIRST SUPPLEMENTAL GENERAL RELEASE.  Executive agrees that he will execute the First Supplemental General Release Agreement, attached hereto as Exhibit B, no earlier than the Separation Date, and no later than five (5) days after the Separation Date.

(c)                SECOND SUPPLEMENTAL GENERAL RELEASE.  As an additional condition of the Performance Options becoming exercisable under Section 2(g)(i) and as a condition of receiving any payments due under Section 2(g)(ii), Executive agrees that he will execute the Second Supplemental General Release Agreement, attached hereto as Exhibit C, no earlier than the date on which the YOSPRALA™ approval is obtained from the FDA, and no later than five (5) days after such approval.

10.           COVENANT NOT TO SUE.  In consideration of the benefits offered to Executive, Executive will not sue Releasees on any of the released claims or on any matters relating to his employment arising before the execution of this Separation Agreement other than with respect to the Reserved Claims, including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and the ADEA Release set forth in this Separation Agreement, the Reserved Claims, or where otherwise prohibited by law.  If Executive does not abide by this paragraph, then (i) he will return all monies received under this Separation Agreement and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations hereunder.

11.           RIGHT TO REVIEW.  The Company delivered this Separation Agreement, containing the release language set forth in Sections 9 and 10, to Executive via email to his legal counsel on May 28, 2015 (the “Notification Date”), and informed him that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it.  With respect to the ADEA Release, the Company advises Executive as follows: (i) Executive should consult with his attorney prior to executing the Separation Agreement; and (ii) Executive has 21 days from the Notification Date within which to consider the ADEA Release.  Executive acknowledges and understands that he is not required to use the entire 21-day review period and may execute and return this Separation Agreement at any time before the 22nd day following the Notification Date.

12.           REVOCATION.  Executive may revoke his acceptance of and agreement to the ADEA Release, and the special benefits provided in exchange for the ADEA Release in Section 3 (Special Benefits for Release of ADEA Claims), during the seven (7) day period immediately following his execution of this Separation Agreement.  Executive’s release of ADEA claims and Section 3 of this Separation Agreement will not become effective or enforceable until the revocation period has expired. In the event that Executive revokes his acceptance of the ADEA Release, the ADEA Release set forth herein shall be null and void, and Executive shall not be entitled to any payment under Section 3 hereunder. All of the other provisions of this Separation Agreement, however, shall remain in full force and effect and will not be impacted by any such revocation. To revoke the ADEA Release under this Separation Agreement, a written notice of revocation must be delivered to:  Kenneth B. Lee, Chair of the Compensation Committee, POZEN Inc., and delivered to Hatteras Venture Partners, 280 S. Mangum, Suite 35, Durham, NC   27701.

13.           AGENCY CHARGES/INVESTIGATIONS.  Nothing in this Separation Agreement shall prohibit Executive from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this Separation Agreement, Executive waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

14.           NONDISPARAGEMENT.  Executive agrees that he shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties, now or in the future.  This Section 14 does not, in any way, restrict or impede Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Executive agrees to promptly provide written notice of any such order to the CEO of the Company.

15.           DISCLAIMER OF LIABILITY.  Nothing in this Separation Agreement is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.

16.           GOVERNING LAW. This Separation Agreement shall be governed by the laws of North Carolina, without regard to its conflict of laws provisions and the applicable provisions of federal law, including, but not limited to, the ADEA and OWBPA.

17.           ENTIRE AGREEMENT.  Except as expressly provided herein, this Separation Agreement:  (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Executive’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Separation Agreement; and (iii) constitutes the sole agreement between the parties with respect to this subject matter.  Each party acknowledges that:  (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Separation Agreement; and (ii) no agreement, statement or promise not contained in this Separation Agreement shall be valid.  No change or modification of this Separation Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

18.            SEVERABILITY; SEPARATE AND INDEPENDENT COVENANTS.  If any portion, provision, or part of this Separation Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this Separation Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.  The Company acknowledges and agrees that each of Executive’s covenants in this Agreement or the Employment Agreement shall be construed for all purposes to be separate and independent from any other covenant, whether in this Separation Agreement or otherwise, and the existence of any claim by the Company or any of its affiliates against Executive under this Separation Agreement, the Employment Agreement or otherwise, will not excuse the Company’s breach of any covenant contained in this Separation Agreement.

19.           SECTION 409A OF THE INTERNAL REVENUE CODE.

(a)                Parties’ Intent. The parties intend that all payments or benefits hereunder shall either qualify for an exemption from or comply with the applicable rules governing  non-qualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Separation Agreement shall be construed in a manner consistent with such intention. If any provision of this Separation Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of Executive, use its reasonable business efforts to in good faith reform such provision to be exempt from, or comply with, Code Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any material additional economic cost or loss of material benefit to the Company. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A.

(b)                Separation from Service.  A termination of employment or separation from service shall not be deemed to have occurred for purposes of any provision of this Separation Agreement providing for the payment of any amounts or benefits that constitute nonqualified deferred compensation within the meaning of Section 409A upon or following a termination of employment or separation from service unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Separation Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

(c)                Separate Payments.  Each installment payment required under this Separation Agreement shall be considered a separate payment for purposes of Section 409A.

(d)                Delayed Distribution to Specified Employees. If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that a delay in benefits provided under this Separation Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i) since Executive is a Specified Employee thereunder, then any post separation payments and any continuation of benefits or reimbursement of benefit costs provided by this Separation Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of Executive’s separation from service (the “409A Delay Period”).  In such event, any post separation payments and the cost of any continuation of benefits provided under this Separation Agreement that would otherwise be due and payable to Executive during the 409A Delay Period shall not commence until, and shall be made to Executive in a lump sum cash amount on the first business day after the date that is six (6) months following Executive’s Separation from Service and in such event the initial payment shall include a catch-up amount covering amounts that would otherwise have been paid during the six-month period following Executive’s Separation from Service.

20.           OTHER TAXES.  Executive shall have sole responsibility for the payment of any and all income taxes and/or excise taxes arising from or due on account of any payment made or benefit provided by the Company under this Separation Agreement.

21.           COUNTERPARTS.  This Separation Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Any party hereto may execute this Separation Agreement by signing any such counterpart.

22.           WAIVER OF BREACH.  A waiver of any breach of this Separation Agreement shall not constitute a waiver of any other provision of this Separation Agreement or any subsequent breach of this Separation Agreement.

(Signature Page Follows)

(Signature page to Separation Agreement)

IN WITNESS WHEREOF, the parties have entered into this Separation Agreement as of the day and year written below.

POZEN INC.

By:	/s/ Kenneth B. Lee, Jr.

Name:	Kenneth B. Lee, Jr.

Title:	Lead Independent Director

Date:	May 29, 2015

JOHN R. PLACHETKA

By:	/s/ John R. Plachetka

Date:	May 29, 2015

EXHIBIT A
SEPARATION AND GENERAL RELEASE AGREEMENT

VOTING AGREEMENT

Accompanies this Agreement

1

EXHIBIT B
SEPARATION AND GENERAL RELEASE AGREEMENT

FIRST SUPPLEMENTAL GENERAL RELEASE AGREEMENT

This First Supplemental General Release Agreement (the “First Supplemental General Release Agreement”) is made and entered into by Pozen Inc. (the “Company”) and John R. Plachetka (“Executive”).  Throughout the remainder of the First Supplemental General Release Agreement, the Company and Executive may be collectively referred to as “the parties.”

The parties executed a Separation and General Release Agreement (the “Separation Agreement”) on May 29, 2015, under which Executive resigned from his employment as the Chairman, Director, President, Chief Executive Officer and Chief Scientific Officer of the Company.  Capitalized terms not defined in this First Supplemental General Release Agreement shall have the definitions given to them in the Separation Agreement.

As a condition of the Company’s agreement to the terms of the Separation Agreement, Executive agreed to, among other things, execute this First Supplemental General Release Agreement on or within five (5) days after the Separation Date.

Executive represents that he has carefully read this entire First Supplemental General Release Agreement, understands its consequences, and voluntarily enters into it.

In consideration of the above and the mutual promises set forth in the Separation Agreement, Executive and the Company agree as follows:

1.             SUPPLEMENTAL RELEASE.  In consideration of the benefits conferred by the Separation Agreement, and pursuant to his obligation under Section 9(b) of the Separation Agreement, EXECUTIVE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EXECUTIVES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EXECUTIVEBENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE IN EACH CASE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS SEPARATION THEREFROM arising before the execution of the Supplemental General Release Agreement, including but not limited to claims for:  (i) for discrimination, harassment or retaliation arising under any federal, state or local laws, or the equivalent applicable laws of a foreign country, prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Worker Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave Act, as amended (FMLA), and similar federal, state, and local laws, or the applicable laws of any foreign country; (iii) under federal, state or local law, or the applicable laws of any foreign country, of any nature whatsoever, including but not limited to constitutional, statutory; and common law; (iv) under the Employment Agreement, and (v) for attorneys’ fees.  Executive specifically waives his right to bring or participate in any class or collective action against the Company.  Provided, however, that this release does not apply to claims by Executive:   (aa) for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (bb) for vested pension or retirement benefits including under the Company’s 401(k) plan; (cc) to continuation coverage under COBRA, or equivalent applicable law; (dd) to rights arising out of his ownership of stock or options in the Company or its affiliates; (ee) to rights that cannot lawfully be released by a private settlement agreement; or (ff) to enforce, or for a breach of, the Separation Agreement occurring after execution of this First Supplemental General Release Agreement (the “Reserved Claims”).  For the purpose of implementing a full and complete release and discharge, Executive expressly acknowledges that this First Supplemental General Release Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this First Supplemental General Release Agreement contemplated the extinguishment of any such claim or claims.

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2.             COVENANT NOT TO SUE.  In consideration of the benefits conferred by the Separation Agreement, Executive will not sue Releasees any matters relating to his employment arising before the execution of the First Supplemental General Release Agreement (other than with respect to the Reserved Claims), including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and release of ADEA claims set forth in this First Supplemental General Release Agreement, the Reserved Claims, or where otherwise prohibited by If Executive does not abide by this paragraph, then (i) he will return all monies received under the Separation Agreement and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations under the Separation Agreement.

3.             RIGHT TO REVIEW.  The Company delivered to Executive via email this First Supplemental General Release Agreement, containing the release language set forth in Sections 1 and 2, or around May 28, 2015 (the “Notification Date”) and informs him hereby that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it.  Accordingly, the Company advises Executive as follows:

a.	Executive should consult with his attorney prior to executing the First Supplemental General Release Agreement; and

b.	Executive has more than 21 days from the Notification Date within which to consider whether to execute the First Supplemental General Release Agreement.

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Executive must return an executed copy of the First Supplemental General Release Agreement to the Company within 5 days following the Separation Date under Section 1of the Separation Agreement, but not before the Separation Date.  The executed First Supplemental General Release Agreement should be returned to:  Kenneth B. Lee, Chair of the Compensation Committee, POZEN Inc., and delivered to Hatteras Venture Partners, 280 S. Mangum, Suite 35, Durham, NC   27701.

4.             REVOCATION.  Executive may revoke the First Supplemental General Release Agreement during the seven (7) day period immediately following his execution of it.  This First Supplemental General Release Agreement will not become effective or enforceable until the revocation period has expired.  To revoke this Supplemental General Release Agreement, a written notice of revocation must be delivered to:  Kenneth B. Lee, Chair of the Compensation Committee, POZEN Inc., and delivered to Hatteras Venture Partners, 280 S. Mangum, Suite 35, Durham, NC   27701.

5.             AGENCY CHARGES/INVESTIGATIONS.  Nothing in this First Supplemental General Release Agreement or in the Separation Agreement shall prohibit Executive from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this First Supplemental General Release Agreement and the Separation Agreement, Executive waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

6.             DISCLAIMER OF LIABILITY.  Nothing in this First Supplemental General Release Agreement or in the Separation Agreement is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.

7.             GOVERNING LAW. This First Supplemental General Release Agreement shall be governed by the laws of North Carolina, without regard to its conflict of laws provisions and the applicable provisions of federal law, including, but not limited to, the ADEA and OWBPA.

8.             ENTIRE AGREEMENT.  Except for the Separation Agreement and as expressly provided herein and therein, this First Supplemental General Release Agreement:  (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Executive’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of the Separation Agreement; and (iii) constitutes the sole agreement between the parties with respect to this subject matter.  Each party acknowledges that:  (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this First Supplemental General Release Agreement or in the Separation Agreement; and (ii) no agreement, statement or promise not contained in this Separation Agreement shall be valid.  No change or modification of this First Supplemental General Release Agreement or in the Separation Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

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9.             SEVERABILITY.  If any portion, provision, or part of this First Supplemental General Release Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this First Supplemental General Release Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

10.           COUNTERPARTS.  This First Supplemental General Release Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Any party hereto may execute this First Supplemental General Release Agreement by signing any such counterpart.

11.           WAIVER OF BREACH.  A waiver of any breach of this First Supplemental General Release Agreement, the Second Supplemental General Release Agreement or of the Separation Agreement shall not constitute a waiver of any other provision of this First Supplemental General Release Agreement, the Second Supplemental General Release Agreement or of the Separation Agreement or any subsequent breach of such Agreements.

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IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS FIRST SUPPLEMENTAL GENERAL RELEASE AGREEMENT AS OF THE DAY AND YEAR WRITTEN BELOW.

POZEN INC.

By:

Name:

Title:

Date:

JOHN R. PLACHETKA

By:

Date:

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EXHIBIT C
SEPARATION AND  GENERAL RELEASE AGREEMENT

SECOND SUPPLEMENTAL GENERAL RELEASE AGREEMENT

This Second Supplemental General Release Agreement (the “Second Supplemental General Release Agreement”) is made and entered into by Pozen Inc. (the “Company”) and John R. Plachetka (“Executive”).  Throughout the remainder of the Separation Agreement, the Company and Executive may be collectively referred to as “the parties.”

The parties executed a Separation and General Release Agreement (the “Separation Agreement”) on May 29, 2015, under which Executive resigned from his employment as the Chairman, Director, President, Chief Executive Officer and Chief Scientific Officer of the Company.  Capitalized terms not defined in this Second Supplemental General Release Agreement shall have the definitions given to them in the Separation Agreement.

As a condition of the Company’s agreement to the terms of the Separation Agreement, and in order to receive benefits due, if any, under Section 3(g) of the Separation Agreement, Executive agreed to, among other things, execute this Second Supplemental General Release Agreement on or within five (5) days after the FDA has approved YOSPRALA™.

Executive represents that he has carefully read this entire Second Supplemental General Release Agreement, understands its consequences, and voluntarily enters into it.

In consideration of the above and the mutual promises set forth in the Separation Agreement, Executive and the Company agree as follows:

1.             SUPPLEMENTAL RELEASE.  In consideration of the benefits conferred by the Separation Agreement, and pursuant to his obligation under Section 9(c) of the Separation Agreement, EXECUTIVE (ON BEHALF OF HIMSELF, HIS FAMILY MEMBERS, HEIRS, ASSIGNS, EXECUTORS AND OTHER REPRESENTATIVES) RELEASES THE COMPANY AND ITS PAST, PRESENT AND FUTURE PARENTS, SUBSIDIARIES, AFFILIATES, AND/OR THEIR PREDECESSORS, SUCCESSORS, ASSIGNS, AND THEIR PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EXECUTIVES, OWNERS, INVESTORS, SHAREHOLDERS, ADMINISTRATORS, BUSINESS UNITS, EXECUTIVEBENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE IN EACH CASE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, OR HIS SEPARATION THEREFROM arising before the execution of the Supplemental General Release Agreement, including but not limited to claims for:  (i) for discrimination, harassment or retaliation arising under any federal, state or local laws, or the equivalent applicable laws of a foreign country, prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Worker Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, the Family and Medical Leave Act, as amended (FMLA), harassment or retaliation for protected activity; (ii) for compensation, commission payments, bonus payments and/or benefits including but not limited to claims under the Fair Labor Standards Act of 1938 (FLSA), as amended, the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Family and Medical Leave Act, as amended (FMLA), and similar federal, state, and local laws, or the applicable laws of any foreign country; (iii) under federal, state or local law, or the applicable laws of any foreign country, of any nature whatsoever, including but not limited to constitutional, statutory; and common law; (iv) under the Employment Agreement, and (v) for attorneys’ fees.  Executive specifically waives his right to bring or participate in any class or collective action against the Company.  Provided, however, that this release does not apply to claims by Executive:   (aa) for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies; (bb) for vested pension or retirement benefits including under the Company’s 401(k) plan; (cc) to continuation coverage under COBRA, or equivalent applicable law; (dd) to rights arising out of his ownership of stock or options in the Company or its affiliates; (ee) to rights that cannot lawfully be released by a private settlement agreement; or (ff) to enforce, or for a breach of, the Separation Agreement occurring after execution of this Second supplemental General Release Agreement (the “Reserved Claims”).  For the purpose of implementing a full and complete release and discharge, Executive expressly acknowledges that this Second Supplemental General Release Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Second Supplemental General Release Agreement contemplated the extinguishment of any such claim or claims.

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2.             COVENANT NOT TO SUE.  In consideration of the benefits conferred by the Separation Agreement, Executive will not sue Releasees any matters relating to his employment arising before the execution of the Second Supplemental General Release Agreement (other than with respect to the Reserved Claims), including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the OWBPA to the enforceability of the waiver and release of ADEA claims set forth in this Second Supplemental General Release Agreement, the Reserved Claims, or where otherwise prohibited by If Executive does not abide by this paragraph, then (i) he will return all monies received under the Separation Agreement and indemnify Releasees for all expenses incurred in defending the action, and (ii) Releasees will be relieved of their obligations under the Separation Agreement.

3.             RIGHT TO REVIEW.  The Company delivered to Executive via email this Second Supplemental General Release Agreement, containing the release language set forth in Sections 1 and 2, or around May 28, 2015 (the “Notification Date”) and informs him hereby that it desires that he have adequate time and opportunity to review and understand the consequences of entering into it.  Accordingly, the Company advises Executive as follows:

a.	Executive should consult with his attorney prior to executing the Second Supplemental General Release Agreement; and

b.	Executive has more than 21 days from the Notification Date within which to consider whether to execute the Second Supplemental General Release Agreement.

2

Executive must return an executed copy of the Second Supplemental General Release Agreement to the Company within 5 days following the date on which the FDA has approved YOSPRALA™.   but not before such approval.  The executed Second Supplemental General Release Agreement should be returned to:  Kenneth B. Lee, Chair of the Compensation Committee, POZEN Inc., and delivered to Hatteras Venture Partners, 280 S. Mangum, Suite 35, Durham, NC   27701.

4.             REVOCATION.  Executive may revoke the Second Supplemental General Release Agreement during the seven (7) day period immediately following his execution of it.  This Second Supplemental General Release Agreement will not become effective or enforceable until the revocation period has expired.  To revoke this Supplemental General Release Agreement, a written notice of revocation must be delivered to:  Kenneth B. Lee, Chair of the Compensation Committee, POZEN Inc., and delivered to Hatteras Venture Partners, 280 S. Mangum, Suite 35, Durham, NC   27701.

5.             AGENCY CHARGES/INVESTIGATIONS.  Nothing in this Second Supplemental General Release Agreement or in the Separation Agreement shall prohibit Executive from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this Second Supplemental General Release Agreement and the Separation Agreement, Executive waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

6.             DISCLAIMER OF LIABILITY.  Nothing in this Second Supplemental General Release Agreement or in the Separation Agreement is to be construed as either an admission of liability or admission of wrongdoing on the part of either party, each of which denies any liabilities or wrongdoing on its part.

7.             GOVERNING LAW. This Second Supplemental General Release Agreement shall be governed by the laws of North Carolina, without regard to its conflict of laws provisions and the applicable provisions of federal law, including, but not limited to, the ADEA and OWBPA.

8.              ENTIRE AGREEMENT.  Except for the Separation Agreement and as expressly provided herein and therein, this Second Supplemental General Release Agreement:  (i) supersedes and cancels all other understandings and agreements, oral or written, with respect to Executive’s employment with the Company; (ii) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of the Separation Agreement; and (iii) constitutes the sole agreement between the parties with respect to this subject matter.  Each party acknowledges that:  (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Second Supplemental General Release Agreement or in the Separation Agreement; and (ii) no agreement, statement or promise not contained in this Separation Agreement shall be valid.  No change or modification of this Second Supplemental General Release Agreement or in the Separation Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

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9.             SEVERABILITY.  If any portion, provision, or part of this Second Supplemental General Release Agreement is held, determined, or adjudicated by any court of competent jurisdiction to be invalid, unenforceable, void, or voidable for any reason whatsoever, each such portion, provision, or part shall be severed from the remaining portions, provisions, or parts of this Second Supplemental General Release Agreement, and such determination or adjudication shall not affect the validity or enforceability of such remaining portions, provisions, or parts.

10.          COUNTERPARTS.  This Second Supplemental General Release Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Any party hereto may execute this Second Supplemental General Release Agreement by signing any such counterpart.

11.          WAIVER OF BREACH.  A waiver of any breach of this Second Supplemental General Release Agreement, the First Supplemental General Release Agreement or of the Separation Agreement shall not constitute a waiver of any other provision of this Second Supplemental General Release Agreement, the First Supplemental General Release Agreement or of the Separation Agreement or any subsequent breach of such Agreements.

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IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS SECOND SUPPLEMENTAL GENERAL RELEASE AGREEMENT AS OF THE DAY AND YEAR WRITTEN BELOW.

POZEN INC.

By:

Name:

Title:

Date:

JOHN R. PLACHETKA

By:

Date:

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